CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Osterweis Short Duration Credit Fund and Osterweis Sustainable Credit Fund, each a series of Professionally Managed Portfolios.

/s/ Tait, Weller & Baker LLP
Philadelphia, Pennsylvania
July 19, 2022